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                   EXHIBIT 23.1 TO ANNUAL REPORT ON FORM 10-K
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                    FOR THE FISCAL YEAR ENDED JANUARY 3, 1998
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                         BY D.I.Y. HOME WAREHOUSE, INC.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of D.I.Y. Home Warehouse, Inc. on Form S-8 (File No. 33-87020) of our report, dated February 19, 1998, on our audits of the Financial Statements of D.I.Y. Home Warehouse, Inc. as of January 3, 1998 and December 28, 1996 and for each of the three years in the period ended January 3, 1998, which report is included in
Exhibit 13.1 of this Form 10-K.


/s/ Coopers & Lybrand


Cleveland, Ohio
March 20, 1998